ADAMIS PHARMACEUTICALS CORPORATION 8-K/A

Exhibit 99.2

DMK PHARMACEUTICALS CORPORATION

COMBINED BALANCE SHEETS

	March 31, 2023	December 31, 2022

Assets
Current assets:
Cash	$148,296	$131,310
Total current assets	148,296	131,310
Total assets	$148,296	$131,310

Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable	$4,871	$5,560
Due to related party	6,041	4,621
Accrual Interest and other current liabilities	454,295	364,042
Deferred grant revenue	147,118	122,118
Total current liabilities	612,325	496,341

Long - Term Liabilities
Convertible debt - related party	3,093,224	3,093,224
Total liabilities	$3,705,549	$3,589,565
Commitments and contingencies (Note 5)
Stockholders' (deficit) equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 38,837 and 38,837 shares issued and outstanding at March 31, 2023 and December 31, 2012, respectively	39	39
Additional paid-in capital	579,455	579,455
Accumulated deficit	(4,136,747)	(4,037,749)
Total stockholders' (deficit)	(3,557,253)	(3,458,255)
Total liabilities, and stockholders' (deficit) equity	$148,296	$131,310

See accompanying notes to combined financial statements.

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DMK PHARMACEUTICALS CORPORATION

COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2023	2022
Grant Revenue	$—	$43,542
Total revenue	—	43,542

Costs and expenses:
Research and development	—	73,716
General and administrative	12,639	74,196
Total operating expenses	12,639	147,912
Loss from operations	(12,639)	(104,370)
Other Income (Expense)	1,265	73
Interest expense	(87,624)	(42,402)
Net loss	$(98,998)	$(146,699)

Loss per common share - basic and diluted	$(2.55)	$(9.60)
Weighted-average number of common shares used in net loss per share attributable to common stockholders — basic and diluted	38,837	15,288

See accompanying notes to combined financial statements.

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DMK PHARMACEUTICALS CORPORATION

COMBINED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(98,998)	$(146,699)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity-based compensation	—	120,882
Changes in operating assets and liabilities:
Accounts payable	(689)	—
Accrued expenses	90,253	42,276
Due to (from) related party	1,420	926
Deferred Revenue	25,000	—
Net cash provided by (used in) operating activities	16,986	17,385
Net increase in cash	16,986	17,385
Cash at beginning of period	131,310	2,804
Cash at end of period	$148,296	$20,189

See accompanying notes to combined financial statements.

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DMK PHARMACEUTICALS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION AND OPERATIONS

Nature of Business

DMK Pharmaceuticals Corporation. (“DMK” or the “Companyis a pre-clinical stage biotechnology company focused on developing neurotherapies for central nervous system disorders of significant unmet need. The Company is located at 11 Sheephill Drive. Gladstone, New Jersey.

Business Combination under Common Control

On November 1, 2022, the Company entered into an Agreement and Plan of Merger (“Agreement”) with Dina Pharma Inc. a New Jersey corporation. Pursuant to the Agreement, DINA will merge with DMK (the “Merger”) accordance with the Agreement and the New Jersey Business Corporation Act. Upon consummation of the Merger, the DINA will cease to exist, and DMK will continue as the surviving company. The merger was completed on November 28, 2022. Prior to the merger, the Versi Group LLC owned 100% of the outstanding shares of Dina Pharmaceuticals, Inc., and more than 90% of DMK Pharmaceuticals, Corporation. The transaction is considered a business combination under common control. A business combination involving entities under common control is a business combination in which, all the combing entities are ultimately controlled by the same party both before and after the business combination and control is not transitory. Assets and liabilities for the combined entity were recorded at their same value as prior to the combination. The transaction combines two commonly controlled entities that historically have not been presented together, the resulting financial statement are effectively considered to be those of a different reporting entity, which requires retrospective combination of the entities for all periods presented as if the combination has been in effect since inception of common control in accordance with ASC 250-10-45-21.

Merger Agreement

One February 24, 2023, Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a specialty biopharmaceutical company focused on developing and commercializing products in various therapeutic areas, including opioid overdose, allergy, respiratory and inflammatory disease, and DMK Pharmaceuticals, Corporation announced that the companies have entered into an Agreement and Plan of Merger and Reorganization. Pursuant to the Agreement and Plan of Merger and Reorganization, Adamis will acquire DMK, including its library of approximately 750 small molecule neuropeptide analogues and on-going government funding for its development programs.

Going Concern

DMK has no products approved for commercial sale, has not generated any revenue from product sales to date and has suffered recurring losses from operations since its inception. The lack of revenue from product sales to date and recurring losses from operations since its inception raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements are prepared using accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities should the Company be unable to continue as a going concern. DMK will require substantial additional capital to fund its research and development expenses related to its oncology drug. Based on DMK’ expected cash requirements, DMK believes that there is doubt that its existing cash and cash equivalents, will be sufficient to fund its operations through one year from the financial statements issuance date. The Company intends to obtain additional capital through the sale of equity securities in one or more offerings or through issuances of debt instruments and may also consider new collaborations or selectively partnering its technology. However, the Company cannot provide any assurance that it will be successful in accomplishing any of its plans.

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NOTE 2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP"). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standard Codification ("ASC") and Accounting Standards Update ("ASU") of the Financial Accounting Standards Board ("FASB").

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America as defined by the FASB ASC requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

DMK considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

Intangibles

Intangible assets that have finite useful lives are amortized over their useful lives, and are reviewed for impairment when warranted by economic conditions. Intangible assets are included in other assets in the Company's Combined Balance Sheets.

Financial Instruments and Credit Risks

Financial instruments that potentially subject the Company to credit risk include cash and cash equivalents and restricted cash. Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. Insurance is provided through the Federal Deposit Insurance Corporation (“FDIC”). Although the balances in these accounts exceed the federally insured limit from time to time, the Company has not incurred losses related to these deposits.

Revenue Recognition

DMK’ source of revenue has been from a grant received from the National Institute of Health. Grant revenue is recognized when qualifying costs are incurred and there is reasonable assurance that conditions of the grant have been met. Cash received from grants in advance of incurring qualifying costs is recorded as deferred revenue and recognized as revenue when qualifying costs are incurred. The Company records revenue and a corresponding grants receivable when qualifying costs are incurred before the grants are received.

Research and Development Costs

Research and development costs consist of expenses incurred in performing research and development activities, including pre-clinical studies and clinical trials. Research and development costs include salaries and personnel-related costs, consulting fees, fees paid for contract research services, the costs of laboratory equipment and facilities, license fees and other external costs. Research and development costs are expensed when incurred.

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Convertible Debt Instruments

The Company follows ASC 480-10, Distinguishing Liabilities from Equity in its evaluation of the accounting for a hybrid instrument. A financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception; (b) variations in something other than the fair value of the issuer’s equity shares; or (c) variations inversely related to changes in the fair value of the issuer’s equity shares. Hybrid instruments meeting these criteria are not further evaluated for any embedded derivatives and are carried as a liability at fair value at each balance sheet date with remeasurements reported in change on fair value expense in the accompanying Statements of Operations. The convertible promissory notes issued by the Company is stock-settled debt in substance without beneficial conversion option since the conversion price was defined as the outstanding notes balance divided by certain percent of the market price of the common stock on the date of the conversion.

Equity-Based Compensation

DMK measures equity-based compensation based on the grant date fair value of the awards and recognizes the associated expense in the financial statements over the requisite service period of the award, which is generally the vesting period.

The Company uses the Black-Scholes option valuation model to estimate the fair value of the stock-based compensation and incentive units. Assumptions utilized in these models include expected volatility calculated based on implied volatility from traded stocks of peer companies, dividend yield and risk-free interest rate. Additionally, forfeitures are accounted for in compensation cost as they occur.

Income Taxes

Income taxes are recorded in accordance with FASB ASC Topic 740, Income Taxes ("ASC 740"), which provides for deferred taxes using an asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and the tax reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized. The Company has evaluated available evidence and concluded that the Company may not realize the benefit of its deferred tax assets; therefore, a valuation allowance has been established for the full amount of the deferred tax assets.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of December 31, 2022 and 2021, the Company did not have any significant uncertain tax positions and no interest or penalties have been charged. The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company is subject to routine audits by taxing jurisdictions.

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NOTE 3.   CONVERTIBLE PROMISSORY NOTES TO RELATED PARTIES

During the year ended December 31, 2020, the Company issued an aggregated of $215,396 convertible promissory notes to relates parties, The notes bear simple interest at 8% per annum, convertible to capital stock of the Company that are issued in a qualified financing event at 50% of the price per share or other unit of equity securities issued in such qualified financing. $198,600 of the notes were issued for consulting services in year 2020, $16,796 were issued for cash.

During the year ended December 31, 2021, the Company issued an aggregated of $1,864,864 convertible promissory notes to related parties including its Chief Executive Officer and Director of Research Operations, The notes bear simple interest at 8% per annum, convertible to capital stock of the Company that are issued in a qualified financing event at 50% of the price per share or other unit of equity securities issued in such qualified financing. $1,863,600 of the notes were issued for consulting services in year 2021, $1,264 were issued for cash.

During the year ended December 31, 2022, the Company repaid $17,500 convertible notes to one of its debt holders, and issued $873,033 convertible notes to related parties including its Chief Executive Officer and Director of Research Operations. Convertible notes balance as of December 21, 2022 is $3,093,224.

During the three months ended March 31, 2023, there was no convertible notes issued to by the Company.

NOTE 4.   DEFERRED GRANT REVENUE and GRANT REVENUE

On March 9, 2022, the Company received a grant of $25,000 from New Jersey Small Business Innovation Research (“SBIR”) and Small Business Technology Transfer (“STTR”) Support Program. The Company recognized approximately $22,000 of the grant as grant revenue as of December 31, 2022.

On July 28, 2022, the Company entered into a Round 1 Catalyst Seed Research and Development Grant Program Agreement (‘Grant Agreement”) with New Jersey Commission on Science, Innovation and Technology (“CSIT”). CSIT will provide the Company up to $150,000 to accelerate the development of technologies to transform new discoveries from research state into commercially viable products and services. This six – year grant award expires on July 28, 2028. The Company may request in writing and without cost a maximum one three-month extension of the project term, subject to the written approval of CSIT. Subject to a written projection completion report delivered to CSIT within in 30 days from the expiration date of July 28, 2023, 80% of the grant ($120,000) is delivered within thirty days of the Grant Agreement is executed and all conditions set forth in Section 5 of the Grant Agreement. The remaining 20% of the grant shall be issued within thirty days of receipt by the CSIT of an approved project completion report. The Company received $120,000 from CSIT on August 18, 2022 and recorded deferred grant revenue as of December 31, 2022.

On February 8, 2023, The Company entered into Small Business Innovation Research and Small Business Technology Transfer Program Grant Agreement with New Jersey Commission on Science, Innovation and Technology(“CSIT”), under which CSIT will provide grants up to $25,000 to the Company to enhance the innovative economy in New Jersey. The Company received the $25,000 grant in March 2023, and reported as deferred grant revenue as of March 31, 2023.

Deferred revenue balance is $147,118 and 122,118 as of March 31, 2023 and December 31, 2022, respectively.

Grant revenue amount is $0 and $43,452 for the three months ended March 31, 2022 and 2023, respectively. Grant revenue recognized during the three months ended March 31, 2022 was related to qualified expense incurred for Developing a Novel Mixed Opioid Agonist for the Treatment of Opioid Use Disorder project sponsored by National Institute on Drug Abuse.

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NOTE 5.   COMMITMENTS AND CONTINGENCIES

License Agreement with the Versi Group LLC

On August 18th, 2016, the Company entered into a license agreement with Versi Group LLC, under which, the Company acquired an exclusive license to certain compound and corresponding international patents used in the treatment of pain as an analgesic. In exchange for the license, the Company issued to Versi Group LLC 14,000 shares of the Company’s common stock.

On February 1st, 2021, Dina entered into a license agreement with Versi Group LLC, under which, Dina acquired an exclusive license to certain compounds and corresponding international patents. The licensed compounds are the entire delta opioid receptor ligand library of compounds owned by the Versi Group LLC and all data related to these compounds. In exchange for the license, Dina issued to Versi Group 20,000 shares of Dina’s common stock.

The cost incurred in obtaining the exclusive license to certain compound and corresponding patents were expensed immediately since the assets have no alternative future use.

Lease Agreement

The Company presently leases office space under operating lease agreements on a month to month basis.

NOTE 6.   FAIR VALUE OF FINANCIAL INSTRUMENTS

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, are used to measure fair value:

Level 1-Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2-Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3-Significant unobservable inputs including DMK’ own assumptions in determining fair value.

The Company believes the recorded values of its financial instruments, including cash and cash equivalents, accounts payable and note payable approximate their fair values due to the short-term nature of these instruments.

Stock based compensation expenses related to options issued under the 2016 Stock Plan (“Stock Plan”) were measured at Level 3 fair value for the three months ended March 31, 2022.

NOTE 7.   STOCKHOLDERS' EQUITY

Common Stock

In November 2022, DMK acquired DINA and issued 23,949 DMK shares to Versi Group LLC, single shareholder of DINA. The transaction is treated as business combination under common control. See disclosure in NOTE1.

In addition to the common stock issued to Versi Group LLC in exchange for the licenses disclosed in NOTE 5, the Company also has common shares issued to its consultants, employees and director. As of December 31, 2022 and 2021 total common stock outstanding were 38,837 and 15,288, respectively.

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NOTE 8.   EQUITY-BASED COMPENSATION

The Company has granted options to employees and director under the 2016 Stock Plan (“Stock Plan”). The Stock Plan provides for the grant of incentive stock options ("ISOs"), nonstatutory stock options, stock bonus and opportunities to make direct purchase of the Company’s common stock to employees and director. Total common stock reserved for the Stock Plan is 4,850.

During the three months ended March 31, 2022, the Company awarded 900 stock options to its employees and director, pursuant to the plan described above, with exercise price of $149. Stock options fully vest on the grant date and have a contractual term of ten years. Stock options are valued using the Black-Scholes option pricing model and compensation cost is recognized based on the resulting value over the vesting period. Expected volatilities utilized in the model are based on implied volatilities from traded stocks of peer companies. Similarly, the dividend yield is based on historical experience and the estimate of future dividend yields. The risk-free interest rate is derived from the U.S. Treasury yield curve in effect at the time of grant. The expected term of the options is based on the average period the stock options are expected to remain outstanding. The fair value of the option grants was $120,882 , has been estimated with the following assumptions for the three months ended March 31, 2022. There were no stock option granted by the Company for the three months ended March 31, 2023.

2022
Risk-free interest rate	1.86%
Volatility	132.64
Expected life (years)	6
Expected dividend yield	-

The following table summarizes stock option activity for employees and non-employees for the three months ended March 31, 2023 and 2022:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)
Outstanding at December 31, 2021	3,600	$149	7.64
Granted	900	$149	10
Exercised	—
Forfeited	—
Expired	—
Outstanding at March 31, 2022	4,500	$149	7.90
Exercisable at March 31, 2022	4,500	$149	7.90

Granted	—
Exercised	—
Forfeited	—
Expired	—
Outstanding at Mach 31, 2023	4,500	$149	6.90
Exercisable at March 31, 2023	4,500	$149	6.90

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NOTE 10.   SUBSEQUENT EVENTS

The Company’s management reviewed all material events through the date that the financial statements were issued for subsequent event disclosure consideration.

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